Exhibit 99

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      The undersigned, the Chief Executive Officer and the Chief Financial Officer of LCC International, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

      (a) the Form 10-Q of the Company for the Quarterly Period Ended September 30, 2002, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. THOMAS FAULDERS, III

C. Thomas Faulders, III
Chief Executive Officer
November x, 2002

/s/ DAVID N. WALKER

David N. Walker
Chief Financial Officer
November x, 2002